                                                                Exhibit 99(a)(6)

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------------------------------
For this Type of Account:                      Give the                For this Type of Account:             Give the
                                               SOCIAL                                                        EMPLOYER
                                               SECURITY                                                      IDENTIFICATION
                                               Number of --                                                  Number of --
------------------------------------------------------------------------------------------------------------------------------
1. An individual's account                     The individual          7. A valid trust, estate, or          The legal entity (Do
                                                                          pension trust                      not furnish the
2. Two or more individuals                     The actual owner of                                           identifying number of
   (joint account)                             the account or, if                                            the personal
                                               combined funds, the                                           representative or
                                               first individual on                                           trustee unless the
                                               the account (1)                                               legal entity itself
                                                                                                             is not designated in
                                                                                                             the account title.) (4)
3. Custodian account of a minor                The minor (2)
   (Uniform Gift to Minors Act)
                                                                       8. Corporate account                  The corporation
4. a. The usual revocable savings trust        The grantor-trustee (1)
      account (grantor is also trustee)                                9. Association, club, religious,      The organization
                                                                          charitable, educational or other
   b. So-called trust account that is not a    The actual owner (1)       tax-exempt organization account
      legal or valid trust under state law
                                                                      10. Partnership                        The partnership
5. Sole proprietorship account                 The owner (3)
                                                                      11. A broker or registered nominee     The broker or
                                                                                                             nominee

                                                                      12. Account with the Department of     The public entity
                                                                          Agriculture in the name of a
                                                                          public entity (such as a state or
                                                                          local government, school district,
                                                                          or prison) that receives
                                                                          argricultural program payments
------------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) show the name of the owner. Either the social security number or the employer identification number may be furnished.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, check the appropriate box in Part 1(b), sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees and Payments Exempt from Backup Withholding

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt. For barter exchange transactions and patronage dividends, the payees listed in items (1) through (5) are exempt.

(1)   A corporation.
(2) An organization exempt from tax under Section 501(a), an IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
(3)   The United States or any agency or instrumentality thereof.
(4) A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
(5) A foreign government, or a political subdivision, agency or instrumentality thereof.
(6)   An international organization or any agency or instrumentality thereof.
(7)   A foreign central bank of issue.
(8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10)  A real estate investment trust.
(11) An entity registered at all times under the Investment Company Act of 1940.
(12)  A common trust fund operated by a bank under Section 584(a).
(13)  A financial institution.
(14)  A middleman known in the investment community as a nominee or custodian.
(15)  A trust exempt from tax under Section 664 or described in Section
      4947(a)(1).

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
      and which have at least one nonresident partner.
   .  Payments of patronage dividends not paid in money.
   .  Payments made by certain foreign organizations.
   .  Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

   . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
   . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
   .  Payments described in Section 6049(b)(5) to non-resident aliens.
   .  Payments on tax-free covenant bonds under Section 1451.
   .  Payments made by certain foreign organizations.
   .  Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE